Exhibit 1

                          [BDO Dunwoody LLP letterhead]

Private & Confidential

The Board of Directors
MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario
M5R 2E3 Canada

Auditors' Consent

We consent to the inclusion in this Annual Report (Form 40-F/A) of MDC Partners Inc. of our report dated May 3, 2004 and December 14, 2004 with respect to the consolidated financial statements of MDC Partners Inc. included therein.

Yours truly

                              /s/ BDO Dunwoody LLP

                              Chartered Accountants

                               December 20, 2004